Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2016, except for Note 26, as to which the date is August 11, 2016, with respect to the consolidated financial statements of Advanced Disposal Services, Inc. in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-206508) and related prospectus for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Jacksonville, FL

August 11, 2016